Exhibit 10.28

                       LOAN AND SECURITY AGREEMENT



                                between


                      BRADLEY PHARMACEUTICALS, INC.


                                  and


                        DOAK DERMATOLOGICS, INC.


                              "Borrower"


                                  and


                 WACHOVIA BANK, NATIONAL ASSOCIATION


                                "Bank"







                       Dated:  November 20, 2002




                           TABLE OF CONTENTS

                                                             Page
                                                             ----


1. Definitions.................................................1

2. The Revolving Loan
   2.1.	Revolving Loan.........................................1
   2.2.	Revolving Note.........................................1
   2.3. Collections Account....................................2
   2.4. Cash management Services...............................2
   2.5. Advances...............................................2
   2.6.	Repayment of Loan......................................3
   2.7.	Overdue Amounts........................................3
   2.8.	Calculation of Interest................................3
   2.9.	Sales Tax..............................................3
   2.10. Letters of Credit.....................................4
   2.11. Fees..................................................4
   2.12. Statement of Account..................................4

2.A The Acquisition Loan
   2.A.1. Acquisition Loan.....................................4
   2.A.2. Acquisition Loan.....................................6
   2.A.3. Advances.............................................6
   2.A.4. Repayment of Acquisition Loan........................7
   2.A.5. Overdue Amounts......................................7
   2.A.6. Calculation of Interest..............................7
   2.A.7. Fees.................................................7
   2.A.8. Statement of Account.................................8

3. Conditions Precedent to Borrowing
   3.1.	Conditions Precedent to Initial Advance................8
   3.2.	Conditions Precedent to Each Advance...................9
   3.3.	Specific Conditions to Advances under
          the Acquisition Loan................................10

4. Representations and Warranties
   4.1.	Valid Existence and Power.............................10
   4.2.	Authority.............................................10
   4.3.	Financial Condition...................................11
   4.4.	Litigation............................................11
   4.5.	Agreements, Etc.......................................11
   4.6.	Authorizations........................................11
   4.7.	Title.................................................11
   4.8.	Collateral............................................11
   4.9.	Location..............................................12
   4.10. Taxes................................................12
   4.11. Labor Law Matters....................................12
   4.12. Accounts.............................................12
   4.13. Judgment Liens.......................................12
   4.14. Subsidiaries.........................................12
   4.15. Environmental........................................12
   4.16. ERISA................................................13
   4.17. Investment Company Act...............................13
   4.18. Names................................................13
   4.19. Insider..............................................13
   4.20. Compliance with Covenants; No Default................13
   4.21. Full Disclosure......................................13
   4.22. Perfection Certificate...............................13

5. Affirmative Covenants of Borrower
   5.1.	Use of Loan Proceeds..................................14
   5.2.	Maintenance of Business and Properties................14
   5.3.	Insurance.............................................14
   5.4.	Notice of Default.....................................14
   5.5.	Inspections...........................................14
   5.6.	Financial Information.................................15
   5.7.	Maintenance of Existence and Rights...................16
   5.8.	Payment of Taxes, Etc.................................16
   5.9.	Subordination.........................................16
   5.10. Compliance; Hazardous Materials......................16
   5.11. Compliance with Assignment Laws......................16
   5.12. Further Assurances...................................17
   5.13. Covenants Regarding Collateral.......................17

6. Negative Covenants of Borrower
   6.1.	Debt..................................................17
   6.2.	Liens.................................................17
   6.3.	Dividends.............................................17
   6.4.	Loans and Other Investments...........................17
   6.5.	Change in Business....................................18
   6.6.	Accounts..............................................18
   6.7.	Transactions with Affiliates..........................18
   6.8.	No Change in Name, Offices, Jurisdiction
        of Organization, Removal of Collateral	...............18
   6.9.	No Sale, Leaseback....................................18
   6.10. Margin Stock.........................................18
   6.11. Tangible Collateral..................................18
   6.12. Subsidiaries.........................................18
   6.13. Change of Ownership..................................18
   6.14. Use of Additional Name...............................19
   6.15. Liquidation, Mergers, Consolidations and
         Dispositions of Substantial Assets	..................19
   6.16. Change of Fiscal Year of Accounting Methods..........19

7. Other Covenants of Borrower
   7.1.	Quick Ratio...........................................19
   7.2	Deposit Relationship...................................19
   7.3.	Funds Flow Coverage Ratio.............................19
   7.4.	Total Liabilities to Tangible Net Worth Ratio.........19
   7.5.	Total Net Assets of Borrower to Total Net Assets
        ofBorrower and Subsidiaries	..........................19

8. Default
   8.1.	Events of Default.....................................20
   8.2.	Remedies..............................................22
   8.3	Receiver...............................................22
   8.4	Deposits; Insurance....................................22

9. Security Agreement
   9.1.	Security Interest.....................................22
   9.2.	Net Cash Position.....................................23
   9.3.	Power of Attorney.....................................23
   9.4.	Entry.................................................24
   9.5. Other Rights..........................................24
   9.6. Accounts..............................................24
   9.7. Waiver of Marshaling..................................24
   9.8. Control...............................................24

10. Miscellaneous
   10.1. No Waiver, Remedies Cumulative.......................24
   10.2. Survival of Representations..........................24
   10.3. Indemnity By Borrower; Expenses......................24
   10.4. Notices..............................................25
   10.5. Governing Law........................................26
   10.6. Successors and Assigns...............................26
   10.7. Counterparts.........................................26
   10.8. No Usury.............................................26
   10.9. Powers...............................................26
   10.10. Approvals...........................................26
   10.11. Waiver of Jury Trial, No
          Punitive Damages....................................26
   10.12. Participations......................................27
   10.13. Dealings with Multiple Borrowers....................27
   10.14. Waiver of Certain Defenses..........................27

Schedule of Exhibits..........................................29





                     LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT (the "Agreement"), dated as of November 20, 2002 between BRADLEY PHARMACEUTICALS, INC., a Delaware corporation and DOAK
DERMATOLOGICS, INC. (individually and collectively "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Bank");

                       W I T N E S S E T H :

     In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:

     1. Definitions.   Capitalized terms that are not otherwise defined herein
        -----------
shall have the meanings set forth in Exhibit 1 hereto.

     2. The Revolving Loan.
        ------------------

          2.1. Revolving Loan. Bank agrees, on the terms and conditions set
               --------------
forth in this Agreement, to make Advances and to issue letters of credit on behalf of Borrower from time to time during the Revolving Loan Period in amounts such that the aggregate principal amount of Advances and the face amount of any letters of credit at any one time outstanding will not exceed the lesser of (i) the Maximum Revolving Loan Amount and (ii) the Borrowing Base under the Revolving Loan (the "Revolving Loan"). Notwithstanding the foregoing, the aggregate amount of the Advances by Bank from time to time shall be subject to any reserves that Bank in its sole and absolute discretion may deem proper and/or necessary. Within the foregoing limit, Borrower may borrow, prepay and reborrow Advances under the Revolving Loan at any time during the Revolving
Loan Period.

          2.2.	Revolving Note.   The Revolving Loan shall be evidenced by a
               --------------
promissory note in the face amount of the Maximum Revolving Loan Amount dated November 20, 2002 (the "Revolving Note") and shall be payable in accordance with the terms of the Revolving Note and this Agreement.

          2.3.	Collections Account.
               -------------------

          (a) All payments on Accounts and other Collateral shall be forwarded by Borrower to the Collections Account; provided, however, Bank, in its sole discretion, may require Borrower to establish a lockbox under the control of Bank to which all Account Debtors shall forward payments on the Accounts. Borrower shall pay all of Bank's standard fees and charges in connection with such lockbox arrangement (if any) and Collections Account as such fees and charges may change from time to time. In the event Bank requires a lockbox arrangement hereunder, Borrower shall notify Account Debtors on the Accounts to forward payments on the Accounts to the lockbox; provided, however, that Bank shall have the right to directly contact Account Debtors at any time to ensure that payments on the Accounts are directed to the lockbox. All payment items received by Borrower on Accounts and sale of Inventory and other Collateral shall be held by Borrower in trust for Bank and not commingled with Borrower's funds and shall be deposited promptly by Borrower to the Collections Account. All such items shall be the exclusive property of Bank upon the earlier of the receipt thereof by Bank or by Borrower. Borrower hereby grants to Bank a security interest in and lien upon all items and balances held in the lockbox and the Collections Account as collateral for the Indebtedness.

         (b) Borrower hereby irrevocably appoints Bank (and any duly authorized Person designated by Bank) as Borrower's attorney-in-fact to endorse Borrower's name on any checks, drafts, money orders or other media of payment which come into Bank's possession or control; this power being coupled with an interest is irrevocable so long as any of the Indebtedness remain outstanding. Such endorsement by Bank under power of attorney shall, for all purposes, be deemed to have been made by Borrower (prior to any subsequent endorsement by Bank) in negotiation of the item.

         (c) For the purpose of calculating interest due under this Agreement, payment items shall be deemed applied by Bank on account of the Revolving Loan as collected by Bank, subject to chargebacks for uncollected payment items.
No payment item received by Bank shall constitute payment to Bank until such item is actually collected by Bank and credited to the Collections Account; provided, however, Bank shall have the right to charge back to the Collections Account (or any other account of Borrower maintained at Bank) any item which is returned for inability to collect, plus accrued interest during the period of Bank's provisional credit for such item prior to receiving notice of dishonor.

         2.4. Cash Management Services.   If Borrower subscribes to Bank's cash
              ------------------------
management services and such services are applicable to the Revolving Loan, the terms of such services, as set forth in the Services Agreement, shall control the manner in which funds are transferred between the Demand Deposit Account and the Revolving Loan for credit or debit to the Revolving Loan.

         2.5. Advances.
              --------
         (a) Bank, in its discretion, may accept from Borrower a signed written request for an Advance under the Revolving Loan in form satisfactory to Bank, which request shall be delivered to Bank no later than 2:00 P.M. (local time in New York, New York) on the date of the requested Advance, and shall set forth the calculation of the Borrowing Base and a reconciliation to the previous request or Borrowing Base Certificate, specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Bank may reasonably require. Bank's acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank's address referred to in Section 10.4.

         (b) Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Revolving Loan in excess of the original principal amount of the Revolving Note, and all such amounts shall (i) be part of the Indebtedness evidenced by the Revolving Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be entitled to all rights and security as provided under the Loan Documents.

         (c) The Bank is hereby authorized and shall be deemed to have made Advances hereunder to the extent that it has indemnified Borrower's prior lender pursuant to a separate indemnification letter in favor of said lender executed separate from this Agreement.

         2.6. Repayment of Revolving Loan.
              ---------------------------

         (a) Interest on the Revolving Loan shall accrue and be payable as set forth in the Revolving Note. The Revolving Loan shall mature, and the principal amount thereof and all accrued and unpaid interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Termination Date.

         (b) With respect to payments on the Revolving Loan, Bank may debit the Demand Deposit Account and/or the Collections Account and/or make Advances to Borrower under the Revolving Loan (whether or not in excess of the lesser of the Maximum Revolving Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.

         (c) Borrower shall make each payment of principal of and interest on the Revolving Loan and fees hereunder not later than 2:00 p.m. (local time
New York, New York) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 10.4. Whenever any payment of principal of, or interest on, the Revolving Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (d) To the extent that the aggregate amount of all Advances and the face amount of all outstanding letters of credit under the Revolving Loan exceeds the Borrowing Base, the amount of such excess will be paid immediately to Bank upon Bank's demand.

         2.7. Overdue Amounts.  Any payments with respect to the Revolving Loan
              ---------------
not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank's discretion.

         2.8. Calculation of Interest.  All interest under the Revolving Note
              -----------------------
or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Revolving Note.

         2.9. Sales Tax.  Borrower shall notify Bank if any Account includes
              ---------
any sales or other similar tax and, to the extent Borrower fails to pay the same, Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances or charge the Demand Deposit Account therefor. In no event shall Bank be liable for any such taxes.

         2.10. Letters of Credit
               -----------------

         (a) At its discretion Bank may from time to time issue, extend or renew letters of credit for the account of Borrower. The availability of Advances under the Revolving Loan shall be reduced by outstanding obligations of Bank under any letters of credit. All payments made by Bank under any such letters of credit and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith, shall be deemed to be Advances under the Revolving Note, shall be secured by the Collateral, and shall be repaid on demand. Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all letters of credit, including expiration dates, shall
be subject to Bank's approval.   Bank may charge a fee or commission for
issuance, renewal or extension of a letter of credit. Upon a Default, Borrower shall, on demand, deliver to Bank good funds equal to 105% of Bank's maximum liability under all outstanding letters of credit to be held as cash Collateral for Borrower's reimbursement obligations and other Indebtedness.

         (b) Any letter of credit issued hereunder shall be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

         2.11. Fees.
               ----

         (a) Borrower shall pay to Bank a non-refundable facility fee with respect to Revolving Loan in the amount of $25,000 payable on or before the date of this Agreement.

         (b) Borrower shall pay to Bank a fee for each day at a rate per annum equal to the product of (i) 1/2 of 1% multiplied by (ii) the difference between
(A) the Maximum Revolving Loan Amount and (B) the aggregate outstanding amount of the Advances under the Revolving Loan on such day, payable quarterly on the first day of each calendar quarter with respect to the immediately preceding quarter.

         2.12. Statement of Account.  If Bank provides Borrower with a statement
               --------------------
of account with respect to the Revolving Loan on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within sixty (60) days after receipt, and absent manifest error.

     2A. The Acquisition Loan.
         --------------------

         2A.1. Acquisition Loan.
               ----------------

         (a) Bank agrees to with respect to Subsections 2A.1(b) and (c) hereof, and may, in its sole discretion, with respect to Subsection 2A.1(d) hereof, on the terms and conditions set forth in this Agreement, make Advances from time to time during the Acquisition Loan Period in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed the Maximum Acquisition Loan Amount (the "Acquisition Loan"). The Acquisition Loan may be prepaid in whole or in part at any time without penalty (excluding any fees or expenses incurred under any Swap Agreements), but amounts prepaid will not be readvanced.

         (b) In the event the Advance under the Acquisition Loan then being requested, together with all prior Advances under the Acquisition Loan, does not exceed $3,000,000, in addition to such other terms and conditions set forth herein, the following conditions must be satisfied prior to Bank making such
Advance:

             (i) The maximum Acquisition Cost to Borrower with respect to the Acquisition, which is the subject of said Advance, shall not exceed $10,000,000.
             (ii) Borrower shall provide a current and pro forma balance sheet, together with covenant calculations, in form and substance satisfactory to Bank, evidencing that Borrower's ratio of Total Liabilities to Tangible Net Worth does not, and shall not after said Acquisition, exceed 0.5 to 1.0.
             (iii) Repayment of any Advance under this Section 2.A.1(b) shall be, at the option of the Borrower, as follows:
                   (1) Monthly installments of interest only for up to 36
                       months, at end of which time the principal balance of said Advance, together with all unpaid interest, shall be due and payable in full.
                   (2) Monthly installments of interest only for 6 months,
                       followed by (commencing in the immediately succeeding month) thirty-six equal monthly installments of principal, plus interest, said principal installments to be in an amount sufficient enough to fully amortize said Advance over said thirty-six monthly period.

         (c) In the event the Advance under the Acquisition Loan then being requested, together with all prior Advances under the Acquisition Loan, is greater than $3,000,000 but does not exceed $5,000,000, in addition to such other terms and conditions set forth herein, the following conditions must be satisfied prior to Bank making such Advance:

             (i) The maximum Acquisition Cost to Borrower with respect to the Acquisition, which is the subject of said Advance, shall not to exceed $10,000,000.
             (ii) Borrower shall provide a current and pro forma balance sheet, together with covenant calculations, in form and substance satisfactory to Bank, evidencing that Borrower's ratio of Total Liabilities to Tangible Net Worth does not, and shall not after said Acquisition, exceed 0.5 to 1.0.
             (iii) Borrower shall provide a current and pro forma balance sheet, together with covenant calculations, in form and substance satisfactory to Bank, evidencing that Borrower's Quick
                   Ratio is not, and shall not after said Acquisition, be less than 3.0 to 1.0.
             (iv) Repayment of any Advance under this Section 2.1.A.1(c) shall be, at the option of the Borrower, as follows:
                   (1) Monthly installments of interest only for up to 36
                       months, at the end of which time the principal balance of said Advance, together with all unpaid interest, shall be due and payable in full.
                   (2) Monthly installments of interest only for up to 6 months, followed by (commencing in the immediately succeeding month) thirty-six equal monthly installments of principal, plus interest, said principal installments to be in an amount sufficient enough to fully amortize said Advance over said thirty-six monthly period.

         (d) In the event the Advance under the Acquisition Loan then being requested, together with all prior Advances under the Acquisition Loan, is greater than $5,000,000 but does not exceed $10,000,000, in addition to such other terms and conditions set forth herein, the following conditions must be satisfied prior to Bank making such Advance:

              (i) Bank shall conduct such due diligence and make such investigations as it deems appropriate and shall determine in its sole discretion whether it will make such Advance.
              (ii) The maximum Acquisition Cost to Borrower with respect to the Acquisition, which is the subject of said Advance, shall not to exceed $20,000,000.
              (iii) Borrower shall provide a current and pro forma balance sheet, together with covenant calculations, in form and substance satisfactory to Bank, evidencing that Borrower's Total Liabilities to Tangible Net Worth does not, and shall not after said Acquisition, exceed 2.0:1.0.
              (iv)   Borrower shall provide to Bank fiscal year-end financial
                     statements for the last three fiscal years of the
                     company or division, which is the subject of the Acquisition;
              (v) Borrower shall provide to Bank three years of Projections of Borrower evidencing the capacity of Borrower to service the debt service with respect to the Advance under the Acquisition Loan, which is the subject of said
                     Acquisition;
              (vi) Borrower shall provide to Bank accounts receivable and accounts payable agings and inventory reports of Borrower and/or company or division which is the subject of the Acquisition, and such other reports and information evidencing Borrower's ability to provide to Bank the new Collateral described in (vii) below;
              (vii) Repayment of any Advance under this Section 2.A.1(d) shall be as follows:
                          Monthly Installments of interest only for up to 36 months, followed by (commencing in the immediately succeeding month) forty-eight equal monthly installments of principal, plus interest, said principal installments to be in an amount sufficient enough to fully amortize said Advance over said forty-eight monthly period. Such Advance must be supported by new Collateral, consisting of a combination of cash and/or marketable securities, held at the Bank, and tangible assets, in an amount equal to at least a 100% loan to value ("LTV") coverage during the interest only period, which LTV may be reduced to a lesser LTV, at Bank's discretion, during the amortization period. Borrower shall have the option to term out the principal amount of said Advance at any time during the interest only period, over a forty-eight month period as provided for above.

         2A.2. Acquisition Loan.  The Acquisition Loan shall be evidenced by
               ----------------
one or more Acquisition Notes (the "Acquisition Notes") to be executed and delivered by Borrower each time an Advance is made under the Acquisition Loan, in the amount of such Advance and dated the date of such Advance, substantially in the form of Exhibit 2.A.2 annexed hereto, and shall be payable in accordance with the terms of the Acquisition Notes and this Agreement.

         2A.3. Advances.
               --------
         (a) With respect to Advances under the Acquisition Loan pursuant to
Section 2A.1(b) and (c) hereof Borrower shall provide to Bank a signed written request for such Advance in form satisfactory to Bank, which request shall be delivered to Bank no later than 2:00 PM (local time in New York, New York), together with the requirements of Subsection 2A.1(b) or (c), as the case may be, and Subsection 3.3 hereof, 5 Business Days prior of the requested Advance, and shall specify the date (which shall be a Business Day) and the amount of the proposed Advance. Bank's acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank's address referred to in
Section 10.4 or such other manner as required by Bank.

         (b) With respect to Advances under the Acquisition Loan pursuant to
Section 2A.1(d) hereof, Borrower shall provide to Bank no later than 2:00 PM (local time in New York, New York) at least one (1) Business Day prior to delivering such items as required by Subsection 2A.1(d) and Subsection 3.3 hereof, a signed written request for such Advance in form satisfactory to Bank and a statement that Borrower shall be delivering such items to Bank on the next day for consideration with respect to such Advance. Bank agrees that upon receipt by a Designated Officer of said items, a Designated Officer shall confirm the delivery thereof to Borrower. Bank agrees within two (2) Business Days of Designated Officer confirming receipt of the foregoing for consideration to advise Borrower if said items delivered are in form and substance satisfactory to Bank, and if not, what deficiencies exist. Within fifteen (15) Business Days of Designated Officer confirming that the items so delivered are in form and substance satisfactory to Bank, Bank will provide a decision as to whether it has approved the request for the Advance under the Acquisition
Loan pursuant to Section 2A.1(d) and if approved by Bank, the terms and conditions thereof, including without limitation, delivery of such loan documents, searches, acquisition documents, financing statements, certificates and/or other conditions required by Bank, all in form and substance satisfactory to Bank. Bank agrees to make said Advance to Borrower within fifteen (15) Business Days of all terms and conditions of such approval having being satisfied.

         2A.4. Repayment of Acquisition Loan.
               -----------------------------

         (a) Interest on each Acquisition Loan shall be determined by the Bank at the time of the Advance and accrue and be payable as set forth in Section 2.A.1(b)-(d) and in the respective Acquisition Note. Each Advance under the Acquisition Loan shall mature, and the principal amount thereof shall be payable in accordance with Section 2.A.1(b)-(d).

         (b) With respect to payments on the Acquisition Loan, Bank may debit the Demand Deposit Account, and/or the Collections Account and/or make Advances under the Revolving Loan to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.

         (c) Borrower shall make each payment of principal of and interest on the Acquisition Loan and fees hereunder not later than 2:00 p.m. (local time New York, New York) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 10.4. Whenever any payment of principal of, or interest on, the Acquisition Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         2A.5. Overdue Amounts.  Any payments with respect to the Acquisition
               ---------------
Loan not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank's discretion.

         2A.6. Calculation of Interest.  All interest under the Acquisition
               -----------------------
Notes or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Acquisition Notes.

         2A.7. Fees.
               ----

         (a) Borrower shall pay to Bank a non-refundable facility fee with respect to the Acquisition Loan in the amount of $50,000 payable on or before the date of this Agreement.

         (b) Borrower shall pay to Bank a fee for each day at a rate per annum equal to the product of (i) 1/2 of 1% multiplied by (ii) the difference between
(A) the Maximum Acquisition Loan Amount and (B) the aggregate amount of Advances which have been made under the Acquisition Loan as of such day, payable quarterly on the first day of each calendar quarter with respect to the immediately preceding quarter. For the purposes of this Section 2A.7(b), the Maximum Acquisition Loan Amount shall be reduced by any Advances made under the Acquisition Loan which are prepaid prior to their maturity.

         2A.8. Statement of Account.  If Bank provides Borrower with a statement
               --------------------
of account with respect to the Acquisition Loan on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within sixty (60) days after receipt and absent manifest error.

     3. Conditions Precedent to Borrowing.  Prior to any Advance, the following
        ---------------------------------
conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

        3.1. Conditions Precedent to Initial Advance.  In addition to any other
             ---------------------------------------
requirement set forth in this Agreement, Bank will not make the initial Advance under the Loans unless and until the following conditions shall have been satisfied:

        (a) Loan Documents.  Borrower and each other party to any Loan Document,
            --------------
as applicable, shall have executed and delivered this Agreement, the Notes, and other required Loan Documents, all in form and substance satisfactory to Bank.

        (b) Supporting Documents.  Borrower shall cause to be delivered to Bank
            --------------------
the following documents:

            (i) A copy of the governing instruments of Borrower, and a good standing certificate of Borrower, certified by the appropriate official of its state of incorporation and each state where Borrower is qualified to transact business;

            (ii) Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

            (iii) The legal opinion of Borrower's legal counsel addressed to Bank regarding such matters as Bank and its counsel may request;

            (iv) A satisfactory Borrowing Base Certificate duly completed by Borrower, together with all supporting statements, schedules and reconciliations as required by Bank;

            (v) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance;

            (vi) UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than Permitted Liens;

            (vii) Any lien waivers requested by Bank pursuant to section 5.13(c) hereof; and

            (viii) A satisfactory Perfection Certificate duly completed by Borrower.

        (c) Insurance.  Borrower shall have delivered to Bank satisfactory
            ---------
evidence of insurance meeting the requirements of Section 5.3.

        (d) Perfection of Liens.  UCC-1 financing statements and, if applicable,
            -------------------
certificates of title covering the Collateral or other Loan Documents executed by Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

        (e) Waiver or Subordinations.  Bank shall have received waivers and/or
            ------------------------
subordinations satisfactory to it from (i) all lessors and warehousemen that might have Liens on any Collateral and (ii) all Guarantors and Affiliates as required by Section 5.9.

        (f) Certification of Chief Executive Officer.  Receipt by Bank of a
            ----------------------------------------
certification of the Chief Executive Officer of Borrower indicating that for the past four (4) years Borrower has not received any violations from FDA or any other Governmental Regulator which had or could have a Material Adverse Effect; and

        (g) Additional Documents.  Borrower shall have delivered to Bank all
            --------------------
additional opinions, documents, certificates and other assurances that Bank or its counsel may require.

        (h) Payment of Fees.  Borrower shall have paid all fees, costs and
            ---------------
expenses as required by the Loan Documents in connection with the Closing.

        (i) Initial Field Examination.  Bank shall complete a field examination
            -------------------------
with respect to Borrower and Collateral, the results of which shall be satisfactory to Bank.

        3.2. Conditions Precedent to Each Advance.  The following conditions,
             ------------------------------------
in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

        (a) No Default.  No Default shall have occurred and be continuing or
            ----------
could occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

        (b) Correctness of Representations.  All representations and warranties
            ------------------------------
made by Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written
Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

        (c) No Adverse Change.  There shall have been no change which could have
            -----------------
a Material Adverse Effect on Borrower, any Subsidiary and any Guarantor, taken as whole from such condition as it existed on the date of the most recent financial statements of such Person delivered to Bank from time to time.

        (d) Limitations Not Exceeded.  Any proposed Advance under the Revolving
            ------------------------
Loan shall not cause the outstanding principal balance of the Revolving Loan to exceed the lesser of the Maximum Revolving Loan Amount and the Borrowing Base. Any proposed Advance under the Acquisition Loan shall not cause the principal balance of all Advances made under the Acquisition Loan to exceed the Maximum Acquisition Loan Amount. With respect to the Revolving Loan, if Borrower is required to deliver a written Advance Request, Bank shall have received a current Accounts Receivable Report and a current Inventory Report (as required by Section 5.6) sufficient in form and substance to calculate and verify the Borrowing Base.

        (e) Further Assurances.  Borrower shall have delivered such further
            ------------------
documentation or assurances as Bank may reasonably require.

     3.3 Specific Conditions to Advances under the Acquisition Loan.  The
         ----------------------------------------------------------
following conditions, in addition to any other requirements set forth in this Agreement, shall be met or performed by the dates specified in Subsection 2A.3 hereof with respect to any Advance Request under the Acquisition Loan:

         (a) All the documentation regarding the Acquisition shall have been delivered and found in form and substance satisfactory to the Bank;

         (b) Evidence that the assets of the company, which is the subject of the Acquisition or which assets are the subject of the Acquisition, are free and clear of all liens and encumbrances except those in favor of Bank or other Permitted Liens;

         (c) Such other information, documentation, searches, opinions, certificates and/or requirements, as the Bank may reasonably request.

     4. Representations and Warranties.  In order to induce Bank to enter into
        ------------------------------
this Agreement and to make the Loans provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:

        4.1. Valid Existence and Power.  Each of Borrower and each Subsidiary
             -------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Each of Borrower has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally and equitable principles. Bradley is organized under the laws of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof. Doak is organized under the laws of New York and has not changed the jurisdiction of its organization within the four years preceding the date hereof.

        4.2. Authority.  The execution, delivery and performance thereof by
             ---------
Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

        4.3. Financial Condition.  Other than as disclosed in financial
             -------------------
statements delivered on or prior to the date hereof to Bank, neither Borrower nor any Subsidiary nor (to the knowledge of Borrower) any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit 4.3 (if any). All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower, Subsidiary or Guarantor, as the case may be, as of the date thereof or results of periods of operations then ended.
Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or any Subsidiary or any Guarantor which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Borrower is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, Borrower will be Solvent.

        4.4. Litigation.  Except as disclosed on Exhibit 4.4 (if any), there are
             ----------
no suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, any Subsidiary or (to Borrower's knowledge) any Guarantor, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of Borrower, such Subsidiary or such Guarantor.

        4.5. Agreements, Etc.  Neither Borrower nor any Subsidiary is a party to
             ---------------
any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction which would have a Material Adverse Effect, nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like, which default would have a Material Adverse Effect.

        4.6. Authorizations.  All authorizations, consents, approvals and
             --------------
licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a Material Adverse Effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

        4.7. Title.  Each of Borrower and each Subsidiary has good title to all
             -----
of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. Borrower alone has full ownership rights in all Collateral.

        4.8. Collateral.  The security interests granted to Bank herein and
             ----------
pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in Borrower's business.

        4.9. Location.  The chief executive office of Borrower where Borrower's
             --------
business records are located, all of Borrower's other places of business and any other places where any Collateral is kept, are all located at the addresses indicated on Exhibit 4.9. The Collateral is located and shall at all times be kept and maintained only at Borrower's location or locations as described on
Exhibit 4.9 herein. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Bank has otherwise agreed in writing. Borrower has not moved its chief executive office within the five
(5) years preceding the date hereof.

        4.10. Taxes.  Borrower and each Subsidiary have filed all federal and
              -----
state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Borrower and each Subsidiary have paid all sales and excise taxes payable by it.

        4.11. Labor Law Matters.  No goods or services have been or will be
              -----------------
produced by Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

        4.12. Accounts.  Each Account, instrument, Chattel Paper and other
              --------
writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) is not subject to any deduction or discount (other than as stated in the invoice and disclosed to Bank), defense, set off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Bank in writing; (c) is not subject to any other circumstances that would impair the validity, forceability or amount of such Collateral except as to which Borrower has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens other than Permitted Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor. Each Account included in any Advance Request, Borrowing Base Certificate, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

        4.13. Judgment Liens.  Except as disclosed on Exhibit 4.13, neither
              --------------
Borrower nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

        4.14. Subsidiaries.  If Borrower has any Subsidiaries, they are listed
              ------------
on Exhibit 4.14.

        4.15. Environmental.  Except as disclosed on Exhibit 4.15, neither
              -------------
Borrower, nor to Borrower's best knowledge any other previous owner or operator of any real property currently owned or operated by Borrower, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws. Borrower is in full compliance with all applicable Environmental Laws and Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

        4.16. ERISA.  Borrower has furnished to Bank true and complete copies
              -----
of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of Borrower or any Subsidiary and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither Borrower nor any Subsidiary has any unfunded liability with respect to any such Plan.

        4.17. Investment Company Act.  Neither Borrower nor any Subsidiary is
              ----------------------
an "investment company" as defined in the Investment Company Act of 1940, as amended.

        4.18. Names.  Borrower currently conducts all business only under its
              -----
legal name as set forth above in the introductory section of this Agreement. Except as disclosed on Exhibit 4.18, during the preceding five (5) years Borrower has not (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or
(iii) acquired all or substantially all of the assets of any Person.

        4.19. Insider.  Borrower is not, and no Person having "control" (as that
              -------
term is defined in 12 U.S.C. 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

        4.20. Compliance with Covenants; No Default.  Borrower is, and upon
              -------------------------------------
funding of the Loans will be, in compliance with all of the covenants hereof. No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loans will not cause a Default.

        4.21. Full Disclosure.  There is no material fact which is known or
              ---------------
which should be known by Borrower that Borrower has not disclosed to Bank which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by Borrower necessary to keep the other statements from being misleading.

        4.22. Perfection Certificate.  All representations, warranties and
              ----------------------
statements made by Borrower in the Perfection Certificate executed and delivered by Borrower to Bank in connection with the Loans are true and correct in all material respects as of the date hereof.

     5. Affirmative Covenants of Borrower.  Borrower covenants and agrees that
        ---------------------------------
from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:

        5.1. Use of Loan Proceeds.  Shall use the proceeds of (i) the Revolving
             --------------------
Loan only for working capital to be used in the operation of Borrower's business; and (ii) the Acquisition Loan only to finance Acquisitions and in each case, shall furnish Bank all evidence that it may reasonably require with respect to such uses.

        5.2. Maintenance of Business and Properties.  Shall at all times
             --------------------------------------
maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

        5.3. Insurance.  Shall maintain such liability insurance, workers'
             ---------
compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or such types and amounts of insurance as may be reasonably required by Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to Bank. Product liability insurance shall be maintained in an amount of not less than $5,000,000. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by Bank, shall name and directly insure Bank as secured party and loss payee under a long-form New York standard lender loss payee clause acceptable to Bank, or its equivalent, and shall not be terminable except upon 30 days' written notice to Bank. Borrower shall furnish to Bank copies of all such policies.

        5.4. Notice of Default.  Shall provide to Bank immediate notice of (a)
             -----------------
the occurrence of a Default and what action (if any) Borrower is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, where the aggregate amount of all said deficiencies, tax liens or amount in question with respect to ERISA violations exceeds $250,000 (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss, theft, damage, destruction or other circumstance, with respect to Eligible Accounts or Eligible Inventory, which could reasonably be expected to result in the total outstanding Advances under the Revolving Loan to exceed the Borrowing Base (after reducing said Borrowing Base to take into account said rejections, returns, offsets, disputes, losses, thefts, damages, destruction or other circumstances), or with respect to other Collateral, having a material adverse effect on other said Collateral taken as a whole (g) the cancellation or termination of, or any default under, any material agreement to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Debt of Borrower; (h) any loss or threatened loss of material approvals, licenses or permits and (i) any receipt by Borrower, or any Subsidiary, of any notice of violation any law, rule, regulation, approval, permit or license from any Governmental Regulator or any action taken or threatened to be taken by any Governmental Regulator which could have a Material Adverse Effect; provided that with respect to Subsection 5.4(f) hereof, to the extent the circumstances described therein are with respect to Eligible Accounts or Eligible Inventory, but would not cause the total outstanding amount of Advances under the Revolving Loan to exceed said Borrowing Base (after reducing the same to take into account said circumstances), then Borrower shall properly adjust the Borrowing Base to take into account said circumstances at the time Borrower submits its next Borrowing Base Certificate in accordance with Subsection 5.6(a) hereof.

        5.5. Inspections.  Shall permit inspections of the Collateral and the
             -----------
records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be reasonably required by Bank and shall further permit such inspections, reviews and field examinations of its other records and its properties (with such reasonable frequency (but not less than once per year) and at such reasonable times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of such field examinations, reviews, verifications and inspections shall be borne by Borrower, provided, so long as no Default has occurred, Borrower shall not be liable to the Bank for more than one such field examination, review, verification and inspection per annum.

        5.6. Financial Information.  Shall maintain books and records in
             ---------------------
accordance with GAAP and shall furnish to Bank the following periodic financial information:

        (a) Periodic Borrowing Base Information.  Within fifteen (15) days of
            -----------------------------------
the end of each month (or more frequently if required by Bank), a completed Borrowing Base Certificate in such form as Bank shall require (a "Borrowing
Base Certificate"). Borrower shall attach the following to the Borrowing Base Certificate, which shall be certified by the chief financial officer or president of Borrower to be accurate and complete and in compliance with the terms of the Loan Documents: (i) a report listing all Accounts and all Eligible Accounts of Borrower as of the last Business Day of such month (an "Accounts Receivable Report") which shall include the amount and age of each Account, the name and mailing address of each Account Debtor, a detailing of all credits due such Account Debtor by Borrower stated in the number of days which have elapsed since the date each such credit was issued by Borrower, and such other information as Bank may require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to Bank, (ii) a report listing all Inventory and all Eligible Inventory of Borrower as of the last Business Day of such month, the cost thereof, specifying raw materials, work-in-process, finished goods and all Inventory which has not been timely sold by Borrower in the ordinary course of business, and such other information as Bank may require relating thereto, all in form acceptable to Bank (an "Inventory Report"), and (iii) a report reconciling (x) the Accounts and Inventory of Borrower as set forth on the Accounts Receivable Report and the Inventory Report attached to the Borrowing Base Certificate to (y) the aggregate Accounts and Inventory set forth in the financial statements delivered to Bank pursuant to
Section 5.6(b) (which shall be based upon Borrower's general ledger and verified by a physical Inventory count conducted no less than semi-annually).

        (b) Interim Statements.  Within forty-five (45) days after the end of
            ------------------
each quarter, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period (and for the portion of the fiscal year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by the chief financial officer of Borrower as true and correct and fairly representing the financial condition of Borrower and its Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments;

        (c) Annual Statements.  Within ninety (90) days after the end of each
            -----------------
fiscal year, a detailed audited financial report of Borrower and its Subsidiaries containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an audit opinion of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP. Borrower shall obtain such written acknowledgments from Borrower's independent certified public accountants as Bank may require permitting Bank to rely on such annual financial statements. Any management letter, supplemental letter, or other document accompanying the report will also be provided to Bank. In addition, promptly upon receipt, one copy of each written report submitted to Borrower by independent accountants for any other annual, quarterly or special audit will be provided to Bank;

        (d) No Default Certificates.  Together with each report required by
            -----------------------
Subsections (b) and (c), a compliance certificate in the form annexed hereto as
Exhibit 5.6 and a certificate of its president or chief financial officer that no Default then exists or if a Default exists, the nature and duration thereof and Borrower's intention with respect thereto;

        (e) Auditor's Management Letters.  Promptly upon receipt thereof, copies
            ----------------------------
of each report submitted to Borrower by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower including, without limitation, each report submitted to Borrower concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of Borrower;

        (f) Payables Report.  Within fifteen (15)days of the end of each month
            ---------------
(or more frequently if required by Bank), a schedule of all accounts payable of Borrower setting forth for each such account the number of days which have elapsed since the original date of invoice and containing the name and address of each vendor and such other detail requested by Bank;

        (g) Other Information.  Such other information reasonably requested by
            -----------------
Bank from time to time concerning the business, properties or financial condition of Borrower, Guarantor and their respective Subsidiaries;

        (h) Projections.  Concurrently with the delivery of the financial
            -----------
statements described in Subsection 5.6(c) hereof, deliver Projections to Bank for Borrower; and

        (i) Investment Portfolio.  Concurrently with the delivery of the
            --------------------
financial statements described in Subsection 5.6(c) hereof, deliver statements of accounts from Borrower's broker or investment advisor with respect to all Investments, as defined in Subsection 6.4 hereof.

        5.7. Maintenance of Existence and Rights.  Borrower will preserve and
             -----------------------------------
maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

        5.8. Payment of Taxes, Etc.  Shall pay before delinquent all of its
             ---------------------
debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes that Borrower or such Subsidiary is actively contesting in accordance with law (provided that Bank may require bonding or other assurances).

        5.9. Subordination.  Shall cause all debt and other obligations now or
             -------------
hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to Bank.

        5.10. Compliance; Hazardous Materials.  Shall strictly comply with all
              -------------------------------
laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment and those pertaining to Borrower's or such Subsidiary's business for which the Governmental Regulators have jurisdiction. Except as described on Exhibit 4.15, unless approved in writing by Bank, neither Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

        5.11. Compliance with Assignment Laws.  Shall if required by Bank comply
              -------------------------------
with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

        5.12. Further Assurances.  Shall take such further action and provide to
              ------------------
Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

        5.13. Covenants Regarding Collateral.  Borrower makes the following
              ------------------------------
covenants with Bank regarding the Collateral:

        (a) Borrower will use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

        (b) Borrower, as agent for Bank, will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

        (c) Borrower will, at Bank's request, obtain and deliver to Bank such waivers or subordination agreements as Bank may require waiving or subordinating the landlord's, mortgagee's, warehousemen's or other lienholder's enforcement rights against the Collateral and assuring Bank's access to the Collateral in exercise of its rights hereunder;

        (d) Borrower will promptly deliver to Bank all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral in tangible form, appropriately endorsed to Bank's order, and Borrower will not create any electronic chattel paper without taking all steps deemed necessary to confer control of the electronic chattel paper upon Bank in accordance with the Code;

        (e) Except for sales of Inventory in the ordinary course of business, Borrower will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein; and

        (f) Borrower shall promptly notify Bank of any future patents, trademarks or copyrights owned by Borrower and any license agreements entered into by Borrower authorizing Borrower to use any patents, trademarks or copyrights owned by third parties.

     6. Negative Covenants of Borrower.  Borrower covenants and agrees that from
        ------------------------------
the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:

        6.1. Debt.  Shall not create or permit to exist any Debt, including any
             ----
guaranties or other contingent obligations, except Permitted Debt.

        6.2. Liens.  Shall not create or permit any Liens on any of its property
             -----
except Permitted Liens.

        6.3. Dividends.  Shall not pay or declare any dividends (other than
             ---------
stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Indebtedness, except, so long as no Default or Event of Default exists at the time, or will result therefrom, pursuant to buyback agreements not to exceed $8,000,000 in the aggregate for the period commencing June 30, 2002 and ending on the date all Indebtedness hereunder has been full satisfied.

        6.4. Loans and Other Investments.  Shall not make or permit to exist
             ---------------------------
any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody's Investors Services, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $250,000 in the aggregate and,
(g) existing portfolio holdings and substitutes and replacements in similar investments, as more fully described on Exhibit 6.4 hereto.

        6.5. Change in Business.  Shall not enter into any business outside of
             ------------------
marketing and distribution over-the-counter and prescription pharmaceutical and health related products.

        6.6. Accounts.  (a) Shall not sell, assign or discount any of its
             --------
Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and
(b) shall notify Bank promptly in writing of any discount, offset or other deductions not shown on the face of an Eligible Account invoice and any dispute over an Eligible Account, and any information with respect to any Eligible Account, relating to an adverse change in any applicable Account Debtor's financial condition or ability to pay its obligations, where such discount, offset, deduction, dispute or adverse change could reasonably be expected to result in the total outstanding amount of Advances under the Revolving Loan to exceed the Borrowing Base (after reducing said Borrowing Base to take into account such discounts, offsets, deductions, disputes or adverse changes); provided to the extent any of the foregoing circumstances would not cause the total amount of outstanding Advances under the Revolving Loan to exceed said Borrowing Base (after reducing the same to take into account said circumstances), the Borrower shall properly adjust the Borrowing Base to take into account said circumstances at the time Borrower submits its next Borrowing Base Certificate in accordance with Subsection 5.6(a) hereof.

        6.7. Transactions with Affiliates.  Shall not directly or indirectly
             ----------------------------
purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate or any other related person to Borrower or Subsidiary; provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in, if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed.

        6.8. No Change in Name, Offices Jurisdiction of Organization; Removal
             ----------------------------------------------------------------
of Collateral.  Shall not, unless it shall have given 60 days' advance written
-------------
notice thereof to Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept, or change the jurisdiction in which the Borrower is organized, or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 4.9.

        6.9. No Sale, Leaseback.  Shall not enter into any sale-and-leaseback
             ------------------
or similar transaction, except for Permitted Debt.

        6.10. Margin Stock.  Shall not use any proceeds of the Loans to purchase
              ------------
or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

        6.11. Tangible Collateral.  Shall not, except as otherwise provided
              -------------------
herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; nor allow any tangible Collateral to become a fixture unless Bank shall have given its prior written authorization.

        6.12. Subsidiaries.  Shall not acquire, form or dispose of any
              ------------
Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.

        6.13. Change of Ownership.  Shall not issue, sell or otherwise dispose
              -------------------
of any of its equity interests or other securities, or rights, warrants or options to purchase or acquire any such equity interests or securities or otherwise participate in any change in the ownership of its equity interests if the effect of such transaction could result in (on a fully diluted basis) Daniel Glassman owning and controlling less than a majority of the voting equity interests of Borrower, without the prior written consent of Bank.

        6.14. Use of Additional Name.   Shall give Bank prompt written notice
              ----------------------
of any new trade or fictitious name. Borrower's use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.

        6.15. Liquidation, Mergers, Consolidations and Dispositions of
              --------------------------------------------------------
Substantial Assets.  Shall not dissolve or liquidate, or become a party to any
------------------
merger or consolidation, or acquire by purchase, lease or otherwise, either more than 10% or more than $1,000,000, in the aggregate during the term hereof of the assets of any Person, except as contemplated by the provisions of Subsection 2A.1 hereof, or sell, transfer, lease or otherwise dispose of all or any material part of its property or assets, except for the sale of Inventory in the ordinary course of business and obsolete property, or sell or dispose of any equity ownership interests in any Subsidiary.

        6.16. Change of Fiscal Year or Accounting Methods.   Shall not change
              -------------------------------------------
its fiscal year or its accounting methods.

     7. Other Covenants of Borrower.  Borrower covenants and agrees that from
        ---------------------------
the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary shall comply with the following additional covenants:

        7.1 Quick Ratio.  Borrower shall, at all times, maintain a Quick Ratio
            -----------
of not less than 2.00 to 1.00. "Quick Ratio" shall mean the ratio of the sum of all cash plus cash equivalents plus marketable securities plus trade receivables (minus any bad debt reserves) to Current Liabilities. "Current Liabilities" shall mean all liabilities which are so classified in accordance with generally accepted accounting principles.

        7.2 Deposit Relationship.  Borrower shall maintain its primary
            --------------------
depository account and cash management account with Bank.

        7.3 Funds Flow Coverage Ratio.  Borrower shall, at all times maintain,
            -------------------------
a Funds Flow Coverage Ratio of not less than 1.50 to 1.00. "Funds Flow Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation and amortization minus dividends, (including, without limitation, any buybacks permitted pursuant to Section 6.3 hereof) withdrawals and non-cash income divided by the sum of current maturities of long-term debt and capital leases obligations plus interest plus unfunded capital expenditures.

        7.4 Total Liabilities to Tangible Net Worth Ratio.  Borrower shall, at
            ---------------------------------------------
all times, maintain a ratio of Total Liabilities divided by Tangible Net Worth of not more than 1.00 to 1.00 for purposes of this computation, "Total Liabilities" shall mean all liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with generally accepted principles applied on a consistent basis. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and loans and advances permitted pursuant to Section 6.4 hereof, shall be subtracted from total assets, and total liabilities shall include debt fully subordinated to Bank on terms and conditions acceptable to Bank.

        7.5 Total Net Assets of Borrower to Total Net Assets of Borrower and
            ----------------------------------------------------------------
Subsidiaries.  Borrower shall, at all times, maintain a ratio of Total Net
------------
Assets of Borrower divided by Total Net Assets of Borrower and Subsidiaries of not less than .97 to 1.00. For the purposes of this Subsection 7.5, "Total
Net Assets of Borrower" shall mean (i) total assets of the Borrower, which total assets shall be reduced by the amount of intercompany accounts due from Subsidiaries and/or Affiliates of or other related Persons to Borrower, if included as an asset on the balance sheet, less (ii) investments in Subsidiaries of Borrower and/or other third Persons. "Total Net Assets of Borrower and Subsidiaries" shall mean all assets of Borrower and its Subsidiaries, on a consolidated basis, as reflected on the balance sheet of Borrower.

     8. Default.
        -------

        8.1. Events of Default.  Each of the following shall constitute an Event
             -----------------
of Default:

        (a) There shall occur any default by Borrower in the payment, when due, of (i) any principal of or interest on any Indebtedness, or (ii) any other amounts due hereunder or any other Loan Document or with respect to any other Indebtedness which is not paid within ten (10) days of being notified by the Bank; or

        (b) (1) There shall occur any default by Borrower in the performance of any agreement, covenant or obligation contained in Subsections 5.1, 5.3, 5.5, 5.6, 5.7 (with respect to its corporate existence), 5.9, 5.13(a), (b), (d),
(e) and (f), Section 6 and Section 7 of this Agreement and not provided for elsewhere in this Section 8; or

            (2) There shall occur any default by Borrower in performance of any other agreement, covenant or obligation contained in this Agreement or any other Loan Document, which default remains uncured for a period of thirty (30) days following the date upon which notice thereof shall have been given to Borrower by Bank.

        (c) Any representation or warranty made by Borrower herein or in any other Loan Document or in any certificate or report furnished by Borrower in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

        (d) Any other obligation now or hereafter owed by Borrower or any Subsidiary or Guarantor to Bank shall be in default and not cured within the grace period, if any, provided therein, or any such Person shall be in default beyond applicable grace periods under any obligation in excess of $250,000 in the aggregate owed to any other obligees, which default entitles the obligees to accelerate any such obligations or exercise other remedies with respect thereto; or

        (e) Borrower or any Subsidiary or Guarantor shall (A) voluntarily dissolve, liquidate or terminate any material operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

        (f) An involuntary petition or complaint shall be filed against Borrower or any Subsidiary or any Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Subsidiary or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within ninety (90) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

        (g) Intentionally omitted;

        (h) One or more judgments which in the aggregate exceed $250,000 shall be rendered against the Borrower or any Subsidiary or Guarantor and shall remain undischarged, undismissed and unstayed for more than thirty days (except said judgments validly covered by insurance with an aggregate deductible of not more than $250,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower, any Subsidiary or any Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

        (i) Borrower, any Subsidiary or any Guarantor shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Collections Account or the Demand Deposit Account or otherwise presented to Bank and for which Borrower has received provisional credit and where there is insufficient available amounts under the Revolving Loans to cover such amount; or

        (j) Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

        (k) Any rejection, return, offset, dispute, loss, theft, damage, destruction or other circumstance with respect to any Eligible Account or any Eligible Inventory which results in the total outstanding amount of Advances under the Revolving Loan exceeding the Borrowing Base (after reducing said Borrowing Base to take into account said rejections, returns, offsets, disputes, losses, theft, damage, destruction or other circumstances), or the loss, theft, damage or destruction of any material portion of any other tangible Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of Bank, there is insufficient insurance coverage; or

        (l) The making of any levy, seizure or attachment upon any material part of the Collateral; or

        (m) There shall occur any change in the condition of Borrower and/or any Guarantor which, in the reasonable opinion of Bank, could have a Material Adverse Effect; or

        (n) Any license, approval and/or permit that have been or shall be issued to Borrower by any Governmental Regulator is terminated, revoked or withdrawn or any notice of violation from or action is taken by any Governmental Regulator is received by Borrower or any Guarantor or Subsidiary, which could have a Material Adverse Effect; or

        (o) Any default by Borrower (or any of its Affiliates) under any Swap Agreement.

        8.2. Remedies.  If any Default shall occur, Bank may, without notice to
             --------
Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its option take any or all of the following actions:

        (a) Bank may declare any or all Indebtedness (exclusive of Indebtedness under Swap Agreements which shall be controlled by such Swap Agreements) to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

        (b) Without waiving any of its other rights hereunder or under any other Loan Document, Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Bank, Borrower will promptly assemble the Collateral and make it available to Bank at a place to be designated by Bank. Borrower agrees that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

        (c) Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in Borrower's name or Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

        8.3. Receiver.  In addition to any other remedy available to it, Bank
             --------
shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank's option, and shall be secured by all Collateral.

        8.4. Deposits; Insurance.  After the occurrence of an Event of Default,
             -------------------
Borrower authorizes Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

     9. Security Agreement.
        ------------------

        9.1. Security Interest.
             -----------------

        (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, Borrower hereby pledges to Bank and gives Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower.

        (b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested Bank to take and Bank's omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Bank's options, powers or rights under this Agreement or otherwise arising.

        (c) Bank may at any time and from time to time after a Default, with or without notice to Borrower, (i) transfer into the name of Bank or the name of Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and (iii) receive and after a Default direct the disposition of any proceeds of any Collateral.

        9.2. Net Cash Position. Until the occurrence of a Default, all collected
             -----------------
balances (to be reduced by any chargebacks, any returned items or any other funds which are either eventually not collected or which must be returned) held in the Collections Account shall be considered in calculating the Net Cash Position.

        9.3. Power of Attorney.  Borrower authorizes Bank at Borrower's expense
             -----------------
to file any financing statements relating to the Collateral (without Borrower's signature thereon) which Bank deems appropriate and Borrower irrevocably appoints Bank as its attorney-in-fact to execute any such financing statements and/or control agreements in Borrower's name and to perform all other acts, at Borrower's expense, which Bank deems appropriate to perfect and to continue perfection of the security interest of Bank. Borrower hereby appoints Bank as Borrower's attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower may be owed. Bank is hereby granted a license or other right to use, following and during the continuance of an Event of Default without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Indebtedness; and thirdly, to the principal amount of the Indebtedness. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Bank therefor. Bank agrees that it shall not utilize the separate Power of Attorney delivered by Borrower in connection herewith unless an Event of Default has occurred and is continuing.

        9.4. Entry.  Borrower hereby irrevocably consents to any act by Bank or
             -----
its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and Borrower hereby waives its right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

        9.5. Other Rights.  Borrower authorizes Bank without affecting
             ------------
Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as Bank in its sole discretion may determine.

        9.6. Accounts.  Before or after any Event of Default, Bank may notify
             --------
any Account Debtor of Bank's security interest and may direct such Account Debtor to make payment directly to Bank for application against the Indebtedness. Any such payments received by or on behalf of Borrower at any time, whether before or after default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Bank) and shall be immediately delivered to Bank in the form received. Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

        9.7. Waiver of Marshaling.  Borrower hereby waives any right it may have
             --------------------
to require marshaling of its assets.

        9.8 Control.  Borrower will cooperate with Bank in obtaining control of,
            -------
or control agreements with respect to, Collateral for which control or a control agreement is required for perfection of the Bank's security interest under the Code.

     10. Miscellaneous.
         -------------

         10.1. No Waiver, Remedies Cumulative.  No failure on the part of Bank
               ------------------------------
to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

         10.2. Survival of Representations.  All representations and warranties
               ---------------------------
made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.

         10.3. Indemnity By Borrower; Expenses.  In addition to all other
               -------------------------------
Indebtedness, Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower's operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Bank's Liens in the Collateral, maintenance of the Loans by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank's furnishing of funds to Borrower under this Agreement, (iii) Bank's preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (iv) periodic field exams, audits and appraisals performed by Bank provided, so long as no Default has occurred, Borrower shall not be liable for reimbursement of the costs of more than one such field examination each year); and/or (v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee's gross negligence or willful misconduct. If Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower's or Bank's interests therein, Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. Borrower's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Indebtedness, secured by the Collateral, chargeable against Borrower's loan account, and shall survive termination of this Agreement.

        10.4. Notices.  Any notice or other communication hereunder or under the
              -------
Notes to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

     Bank:             Wachovia Bank, National Association
                       NJ-5743
                       370 Scotch Road
                       West Trenton, New Jersey  08628
                       Attn:  Credit Product Management

     Borrower:         Bradley Pharmaceuticals, Inc.
                       Doak Dermatologics, Inc.
                       383 Route 46 West
                       Fairfield, New Jersey  07004
                       Attn:  R. Brent Lenczycki, Chief Financial Officer

With a courtesy copy to:     Epstein Becker & Green, P.C.
(which if not sent or        250 Park Avenue - 12th Floor
received shall not affect    New York, New York 10177
the effectiveness of said    Attn:  Theodore L. Polin
notice or communication)

        10.5. Governing Law.  This Agreement and the Loan Documents shall be
              -------------
deemed contracts made under the laws of the State of the Jurisdiction and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

        10.6. Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

        10.7. Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

        10.8. No Usury.  Regardless of any other provision of this Agreement,
              --------
the Notes or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and
(i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Notes and not to the payment of interest, and (ii) if the loans evidenced by the Notes have been or are thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Notes or the refunding of excess to be a complete settlement and acquittance thereof.

        10.9. Powers.  All powers of attorney granted to Bank are coupled with
              ------
an interest and are irrevocable.

        10.10. Approvals.  If this Agreement calls for the approval or consent
               ---------
of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.

        10.11. Waiver of Jury Trial, No Punitive Damages.
               -----------------------------------------
        (a) Waiver of Jury Trial.  The parties acknowledge that they irrevocably
            --------------------
waive any right they may have to a jury trial with regard to any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents ("Disputes").

        (b) No Punitive Damages.  Each party agrees that it shall not have a
            -------------------
remedy of punitive or exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

        10.12. Participations.  Bank shall have the right to enter into one or
               --------------
more participation with other lenders with respect to the Indebtedness. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank's rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

        10.13. Dealings with Multiple Borrowers.  If more than one Person is
               --------------------------------
named as Borrower hereunder, all Indebtedness, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. Bank shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Bank hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Bank to enter into the terms hereof and to consummate the transactions contemplated hereby.

        10.14. Waiver of Certain Defenses.  To the fullest extent permitted by
               --------------------------
applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Bank to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Bank and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    WACHOVIA BANK, NATIONAL ASSOCIATION


                                    By_________________________________________
                                      Name RICHARD ANDERSON
                                      Title Vice President

                                    BRADLEY PHARMACEUTICALS, INC.


                                    By_________________________________________
                                      Name DANIEL GLASSMAN
                                      Title President

                                    DOAK DERMATOLOGICS, INC.


                                    By_________________________________________
                                      Name DANIEL GLASSMAN
                                      Title President




                                     SCHEDULE OF EXHIBITS


                      (If any exhibit is omitted, the information called for therein shall be considered "None" or "Not Applicable")


Exhibit             Section Reference                    Title
-------             -----------------                    -----

 1                  1   ("Definitions")                  Definitions
 1.1A               1.1 ("Collateral")                   Additional Collateral
 1.1B               1.1 ("Eligible Accounts")            Additional Ineligible
                                                         Accounts
 1.1C               1.1 ("Permitted Debt")               Permitted Debt
 1.1D               1.1 ("Permitted Liens")              Permitted Liens
 1.1E               1.1 ("Services Agreement")           Services Agreement
 2.A.2              2.A ("Acquisition Note")             Acquisition Note
 3.1                3.1(b)(vii) ("Supporting Documents") Perfection Certificate
 4.3                4.3 ("Financial Condition")          Contingent Liabilities
 4.4                4.4 ("Litigation")                   Litigation
 4.9                4.9 ("Location")                     Offices of Borrower
 4.13               4.13 ("Judgment Liens")              Judgment Liens
 4.14               4.14 ("Subsidiaries")                List of Subsidiaries
 4.15               4.15 ("Environmental")               Environmental
                                                         Disclosures
 4.18               4.18 ("Names")                       Names; Mergers;
                                                         Acquisitions
 6.4                6.4 ("Loans and Other Investments")  Loans and Other
                                                         Investments


                                 EXHIBIT 1

                                Definitions
                                -----------


1.1 Defined Terms:
    -------------

     "Account" has the meaning set forth in the Code,  together with any
      -------
guaranties, letters of credit, Letter-of-Credit Right, and other security therefore, including Supporting Obligations.

     "Account Debtor" means a Person who is obligated under any Account, Chattel
      --------------
Paper, General Intangible or instrument (as instrument is defined in the Code).

     "Acquisition" shall mean any acquisition by Borrower of a pharmaceutical
      -----------
company or a company primarily selling health related products, any pharmaceutical or health related products or assets and/or related licensing rights, by an asset or stock sale or other agreement, which sale or agreement is, in whole or in part, financed with the proceeds of the Acquisition Loan.

     "Acquisition Cost" shall mean any consideration, whether in the form of
      ----------------
cash, debt, equity or any other form, paid to the seller or other third party with respect to any Acquisition.

     "Acquisition Loan" shall mean the acquisition loan identified in Section
      ----------------
2A.1 hereof.

     "Acquisition Loan Period" shall mean the period from and including the date
      -----------------------
of this Agreement to but not including October 31, 2004, or such other date as the Bank may agree in writing to extend the Acquisition Loan Period until, without there being any obligation on the part of the Bank to extend the Acquisition Loan Period.

     "Acquisition Note" shall have the meaning set forth in Section 2A.2 and all
      ----------------
modifications, extensions and renewals thereof.

     "Advance" means an advance of proceeds of the Loans to Borrower or the
      -------
issuance of a letter of credit on behalf of Borrower pursuant to this Agreement.

     "Advance Date" means the date on which an Advance is made.
      ------------

     "Advance Request" means the written request for an Advance under any Loan
      ---------------
as identified in Subsections 2.5(a) and 2A.3(a) hereof and shall also include presentments triggering an automatic Advance under the Services Agreement.

     "Affiliate" of a Person means (a) any Person directly or indirectly owning
      ---------
10% or more of the voting stock or rights of such named Person or of which the named Person owns 10% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; or
(c) any officer, or director of such named Person or any Affiliate of the named Person.

     "Bradley" means Bradley Pharmaceuticals, Inc., a corporation duly organized
      -------
under the laws of the State of Delaware.

     "Borrowing Base" means at any time the sum of (i) 80% of the total amount
      --------------
of Eligible Accounts, plus (ii) up to the amount provided for in (i) of this definition, the lesser of (a) $2,000,000, which includes the Prescription Drug Inventory Sublimit, or (b) 40% of the total amount of Eligible Inventory.

     "Borrowing Base Certificate" has the meaning set forth in Subsection
      --------------------------
5.6.(a).

     "Business Day" means a weekday on which commercial banks are open for
      ------------
business in New Jersey.

     "Chattel Paper" has the meaning set forth in the Code, including Electronic
      -------------
Chattel Paper, together with any guaranties, letters of credit, Letter-of-Credit Right, and other security therefore, including Supporting Obligations.

     "Code" means the Uniform Commercial Code, as presently and hereafter
      ----
enacted in the Jurisdiction. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

     "Collateral" means the following property of Borrower, wherever located and
      ----------
whether now owned by Borrower or hereafter acquired: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) all Equipment; (e) all investment property (as defined in the Code); (f) any other security interest or Lien; (g) all funds in the Demand Deposit Account, the Collections Account or otherwise on deposit with or under the control of Bank or its agents or correspondents; and (h) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds and Supporting Obligations of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

     "Collections Account" means the controlled disbursement account maintained
      -------------------
at Bank to which collections, deposits and other payments on or with respect to Collateral are made pursuant to the terms hereof, to which only Bank shall have access.

     "Controlled Substance" means any Inventory which constitutes "controlled
      --------------------
dangerous substances", or "narcotic drugs" as defined under N.J.S.A. 24:21-1 et seq. (and the regulations promulgated thereunder) or "controlled substances", as defined under 21 U.S.C.A. 802, et seq. (and the regulations promulgated thereunder).

     "Debt" means all liabilities of a Person as determined under GAAP and all
      ----
obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and
(g) obligations for deposits.

     "Default Rate" means the highest lawful rate of interest per annum
      ------------
specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of (a) the Prime Rate plus three percent (3%) per annum and (b) the highest rate of interest allowed by law.

     "Demand Deposit Account" means the demand deposit account #200009704127 or
      ----------------------
any other demand deposit account maintained by Borrower with Bank or the DDA Account as defined in the Services Agreement.

     "Designated Officer" any officer of the Credit Product Management Group of
      ------------------
Bank.

     "Doak" means Doak Dermatologics, Inc., a corporation duly organized under
      ----
the laws of the State of New York.

     "Disputes" has the meaning set forth in Section 10.11.
      --------

     "Electronic Chattel Paper" has the meaning set forth in the Code.
      ------------------------

     "Eligible Accounts" means all Accounts evidenced by an invoice (valued at
      -----------------
the face amount of such invoice, less maximum discounts, credits and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges or late payment charges or included in the invoiced amount) created or acquired by Borrower arising from the sale of Inventory and/or the provision of certain services in Borrower's ordinary course of business (as approved by Bank) in which Bank has a first priority, perfected security interest (subject only to Permitted Liens); but excluding (a)(i) Accounts with stated terms of thirty (30) days or less, which are outstanding for longer than ninety (90) days from the invoice date or sixty (60) days from the due date or (ii) Accounts with stated terms in excess of thirty (30) days which are outstanding for longer than one hundred (120) days from the invoice date or thirty (30) days from due date; (b) all Accounts owed by an Account Debtor if more than fifty percent (50%) of the Accounts owed by such Account Debtor to Borrower are deemed ineligible hereunder; (c) Accounts owing from any Affiliate of Borrower or any other related Person to Borrower; (d) Accounts owed by a creditor of Borrower to the extent of the amount of the indebtedness of Borrower to such creditor; (e) Accounts which are in dispute or subject to any counterclaim, contra-account or offset; (f) Accounts owing by any Account
Debtor which is not Solvent; (g) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (h) Accounts owed by an Account Debtor located outside of the continental United States of America (including, as part thereof, Alaska, Hawaii and Puerto Rico), unless in Bank's sole and absolute discretion, such Account is supported by a letter of credit or credit insurance assigned to Bank and which is issued by a financial institution and in an amount which is acceptable to Bank in its sole and absolute discretion; (i) Accounts owed by the United States of America or other governmental or quasi-governmental unit, agency or subdivision unless Borrower shall have complied with all applicable federal and state assignment of claims laws; (j) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale; (k) Accounts for which the total amounts owed thereunder by an Account Debtor (together with its Affiliates or any other related Person to said Account Debtor) exceeds a credit limit, if any, established by Bank in its sole and absolute discretion (to the extent of such excess); (l) Accounts evidenced by a note or other instrument or chattel paper or reduced to judgment; (m) Accounts for which the total of all Accounts from an Account Debtor (together with the Affiliates of the Account Debtor or any other related Person to said Account Debtor) exceed ten percent (10%) of the total Accounts of Borrower (to the extent of such excess), unless the Account Debtor in question is QK Healthcare, Inc. or a publicly traded company which has a rating from Moody's Investors Service of at least Ba and from Standard and Poor's Ratings Group of at least BB, in which case, Accounts for which the total of all Accounts from said Account Debtor (together with the Affiliates of said Account Debtor or any other related Person to said Account Debtor) exceed thirty-five percent (35%) of the total Accounts of Borrower (to extent of such excess); (n) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by Borrower's creditors or other third parties or which are owed by Account Debtors as to whom any creditor of Borrower (including any bonding company) has lien or retainage rights;
(o) Accounts of the type described in Exhibit 1.1B (if any) and any and all other Accounts the validity, collectibility, or amount of which is determined in good faith by Borrower or Bank to be doubtful; (p) Accounts owed by an Account Debtor which is located in a jurisdiction where Borrower is required to qualify to transact business or to file reports, unless Borrower has so qualified or filed; (q) Accounts owed by an Account Debtor who disputes the liability therefor; (r) Accounts owed by an Account Debtor that shall be the subject of any proceeding of the type described in Section 8.1(e) or (f); and
(s) any other Account which Bank otherwise in its sole and absolute discretion deems to be ineligible; and (t) aged credits outstanding for longer than
(i) ninety (90) days from the date of original invoice, to the extent said credit relates to an Account described in (a)(i) above or (ii) one hundred (120) days from the date of original invoice or more than thirty (30) days after the original payment due date, to the extent said credit relates to an Account described in (a)(ii) above. For purposes of determining the eligibility of Accounts owing from any Account Debtor, the gross amount of Accounts which exceed the aging limitations set forth above shall not be reduced by any credit due such Account Debtor by Borrower which is outstanding for longer than
(i) ninety (90) days from the date of original invoice, to the extent said credit relates to an Account described in (a)(i) above or (ii) one hundred (120) days from the date of original invoice or thirty (30) days after the original payment due date, to the extent said credit relates to an Account described in
(a)(ii) above. No Account shall be an Eligible Account if any representation, warranty or covenant herein relating thereto shall be untrue, misleading or in default. Bank may determine, on a daily basis, whether any Account constitutes an Eligible Account, and if an Eligible Account subsequently becomes ineligible its ineligibility shall be immediate.

     "Eligible Inventory" means all Inventory acquired by Borrower in the
      ------------------
ordinary course of its business as presently conducted consisting of finished goods in which Bank has a first priority, perfected security interest (subject to Permitted Liens), valued at the lower of cost or market on a first-in, first-out basis, (but excluding damaged, obsolete or unmerchantable Inventory, any Inventory with an expiration date of six (6) months or less, any Inventory consisting of prescription drugs to the extent that such exceeds the Prescription Drug Inventory Sublimit, any Inventory consisting of Inventory deemed to be a Controlled Substance, any Inventory not owned legally and beneficially by Borrower, any Inventory reserves, as established by Borrower in the ordinary course of business, any Inventory which is at a location which is not owned by Borrower and for which a landlord's waiver or subordination agreement or warehouseman's waiver or subordination, in form and substance satisfactory to the Bank, has not been delivered in favor of the Bank, any Inventory with regard to which a representation, warranty or covenant is untrue, misleading or in default, any Inventory with any labels, trademarks, trade names or other identifying characteristics which are the properties of third parties, unless the use of same by Borrower is under a valid license, royalty or similar agreement with the owner thereof, in form and substance satisfactory to Bank, and which remains in full force and effect, and has not been terminated, and such owner thereof has issued in favor of Bank an agreement, in form and substance satisfactory to Bank, allowing Bank to dispose of said items of Inventory upon the occurrence of an Event of Default) and which Bank otherwise in its sole and absolute discretion deems to be Eligible Inventory. Bank may determine, on a daily basis, whether any Inventory constitutes Eligible Inventory, and if Eligible Inventory subsequently becomes ineligible its ineligibility shall be immediate.

     "Environmental Laws" means, collectively the following acts and laws, as
      ------------------
amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances
Control Act of 1978; and any other "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     "Equipment" has the meaning set forth in the Code.
      ---------

     "Event of Default" means any event specified as such in Section 8.1 hereof
      ----------------
("Events of Default"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

     "FDA" shall mean United States Food and Drug Administration.
      ---

     "GAAP" means generally accepted accounting principles as in effect in the
      ----
Unites States from time to time.

     "General Intangibles" has the meaning set forth in the Code , together with
      -------------------
any guaranties, letters of credit, Letter-of-Credit Right, and other security therefore, including Supporting Obligations, but, excluding any Swap Agreement.

     "Guarantor" means any Person now or hereafter guaranteeing, endorsing or
      ---------
otherwise becoming liable for any Indebtedness.

     "Guaranty Agreement" means any guaranty instrument now or hereafter
      ------------------
executed and delivered by any Guarantor to Bank, as it may be modified.

     "Governmental Regulators" means each federal and state governmental agency
      -----------------------
or entity regulating the manufacturing, processing, formulation, packaging, labeling, distributing and advertising of Borrower's products, the disposal of waste products arising from said activity and Borrower's business in general, including without limitation the FDA, the Drug Enforcement Agency, the Federal Trade Commission, the Consumer Product Safety Commission, the U.S. Department of Agriculture, the Occupational Safety and Health Administration, and the Environmental Protection Agency.

     "Indebtedness" means all obligations now or hereafter owed to Bank by
      ------------
Borrower, whether related or unrelated to the Loans, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, sums advanced to pay overdrafts on any account maintained by Borrower with Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued for the account of Borrower or its Subsidiaries, amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Borrower or its Subsidiaries, together with all interest accruing thereon, all obligations under or in connection with any Swap Agreements, all fees, all costs of collection, attorneys' fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

     "Inventory" has the meaning set forth in the Code.
      ---------

     "Item" means any "item" as defined in Section 4-104 of the Code, and shall
      ----
also mean and include checks, drafts, money orders or other media of payment.

     "Jurisdiction" means the State of New Jersey.
      ------------

     "Letter-of-Credit Right" has the meaning set forth in the Code.
      ----------------------

     "Lien" means any mortgage, pledge, statutory lien or other lien arising by
      ----
operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

     "Loans" means collectively the Revolving Loan and the Acquisition Loan.
      -----

     "Loan Documents" means this Agreement, any other Security Agreement, any
      --------------
Note, any Guaranty Agreement, the Advance Requests, Borrowing Base Certificates, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness (excluding therefrom any Swap Agreements) contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time.

     "Material Adverse Effect" means any (i) material adverse effect upon the
      -----------------------
validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or financial condition of Borrower and its Subsidiaries, taken as a whole, or (iii) material adverse effect upon the ability of Borrower to fulfill any obligation under any of the Loan Documents.

     "Maximum Revolving Loan Amount" means $5,000,000.
      -----------------------------

     "Maximum Acquisition Loan Amount" means $10,000,000.
      -------------------------------

     "Net Cash Position" shall have the meaning set forth in the Services
      -----------------
Agreement.

     "Notes" shall mean the Revolving Note, each Acquisition Note and any other
      -----
promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

     "Perfection Certificate" means a certificate executed by the chief
      ----------------------
executive officer and chief legal officer of Borrower, substantially in the form of Exhibit 3.1 hereto.

     "Permitted Debt" means (a) the Indebtedness; and (b) any other Debt listed
      --------------
on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit.

     "Permitted Liens" means (a) Liens securing the Indebtedness; (b) Liens for
      ---------------
taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to Bank's Liens on the Collateral) so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien;
(c) Liens described on Exhibit 1.1D hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets.

     "Person" means any natural person, corporation, unincorporated
      ------
organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

     "Prescription Drug Inventory Sublimit" shall mean $1,000,000.
     -------------------------------------

     "Prime Rate" shall have the meaning set forth in the Note.
      ----------

     "Projections" means Borrower's forecasted consolidated and consolidating
      -----------
(i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) borrowing base availability, covering that future period of time which is the lesser of three years or the remaining term until the latest maturity date or termination date of the Loans, all prepared on a month by month basis for the first year and on a year by year basis thereafter and on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Regulated Materials" means any hazardous, toxic or dangerous waste,
      -------------------
substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

     "Revolving Loan" shall mean the revolving loan identified in Section 2.1
      --------------
hereof.

     "Revolving Loan Period" means the period from and including the date of
      ---------------------
this Agreement to but not including the Termination Date.

     "Revolving Note" shall have the meaning set forth in Section 2.2 and all
      --------------
modifications, extensions and renewals thereof.

     "Security Agreement" means this Agreement as it relates to a security
      ------------------
interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Bank a security interest in any Collateral to secure the Indebtedness.

     "Services Agreement" means the Sweep Plus Loan & Investment Services
      ------------------
Description described on Exhibit 1.1E, and any modifications by Bank thereto.

     "Solvent" means, as to any Person, that such Person has capital sufficient
      -------
to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

     "Subsidiary" means any corporation, partnership or other entity in which
      ----------
Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person and which has revenues in excess of $100,000 per annum or which holds assets in excess of $100,000.

     "Supporting Obligation" has the meaning set forth in the Code.
      ---------------------

     "Swap Agreement" means any swap agreement (as defined in 11 U.S.C. 101)
      --------------
with Bank (or with any of its affiliates).

     "Termination Date" means October 31, 2004, or such other date as the Bank
      ----------------
may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Bank to extend the Termination Date.


1.2. Financial Terms.  All financial terms used herein shall have the meanings
     ---------------
assigned to them under GAAP unless another meaning shall be specified.


                           EXHIBIT 1.1A

                      Additional Collateral
                      ---------------------














                            EXHIBIT 1.1B

                 Additional Ineligible Accounts
                 ------------------------------



















                            EXHIBIT 1.1C

                           Permitted Debt
                           --------------



     The following shall be additional Permitted Debt:

     1. Debt not exceeding $1,500,000 in aggregate principal amount at any time outstanding for Borrower and all Subsidiaries incurred to purchase Equipment, provided that the amount of such debt shall not at any time exceed the purchase price of the Equipment purchased.

     2. Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

     3. Endorsement of checks for collection in the ordinary course of business.

     4. Any Debt under any Swap Agreement.




















                              EXHIBIT 1.1D

                            Permitted Liens
                            ---------------




     The following shall be additional Permitted Liens:

     1.	Deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws.

     2. Attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business.

     3. Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of Equipment, provided that such Lien does not secure more than the purchase price of such Equipment and does not encumber property other than the purchased property.


















                             EXHIBIT 1.1E

                          Services Agreement
                          ------------------


1. Borrower has indicated the type of investment choice(s) preferred for operation of the Services, and Bank has informed Borrower of the fees and charges associated with the chosen Services, which the Borrower agrees to pay in accordance with the Bank's published frequency and schedule of fees.

   (a) Bank shall calculate the daily "Net Cash Position" in Borrower's Demand Deposit Account Number 200009704127 (the "DDA"). The Net Cash Position is calculated by using the opening balance of available funds in the DDA, plus (i) any maturing investment principal and interest due from the "Sweep Investment Account" (described below), and (ii) any deposits of collected funds posted to the DDA, minus (A) the daily posting of debits and account holds placed against the DDA by the Bank, (B) any floor balance which has been established by the Bank to cover returns, overdrafts, unpaid fees and charges assessed by the Bank and (C) the outstanding principal balance of the Note, if any.

   (b) If the Net Cash Position calculated above is a surplus, or credit balance, Borrower agrees that Bank is authorized, and requests the Bank to debit the DDA for the purpose of overnight investment of the surplus Net Cash Position.

2. The overnight investment of a surplus Net Cash Position will occur if the investable balance is equal to or greater than the minimum specified by Bank for the instrument chosen by Borrower. Bank will deposit to the "Sweep Investment Account" the maturing principal plus interest each banking day so that the sum may be included in the current day's investment amount. Bank will determine the interest rate to be paid on a daily basis, in accordance with the applicable investment tier and investment instrument. Bank may periodically change the rate differentials between the tiers and the size and the number of tiers. Bank reserves the right to change the investment instruments and associated minimum investment requirements. Investment amounts will be rounded downward to the nearest $1,000 for investment purposes.

3. In the event the Net Cash Position calculated above is a deficit, Bank will advance funds, if available, in accordance with a designated line of credit which Bank has established with Borrower for daily working capital purposes. Advances under this line of credit are hereby authorized to be made automatically by Bank on a daily basis, with loan principal to be repaid as collected funds create a surplus Net Cash Position. Loan Interest will be charged to the DDA via ACH debit originated by the Bank on a monthly basis, unless otherwise agreed by the parties in writing. No loan advances shall be made in an amount less than $1,000, and each loan advance shall be made in increments of $1,000 each. No loan advances shall be made if this Agreement or the Note is in default or has been terminated.

4. Bank will notify Borrower as soon as is practicable if the amount required to fund the DDA exceeds the available account balance plus invested funds plus available funds in the line of credit. Unless collected funds to cover this deficiency are received by 12:00 p.m. Eastern Time the next Bank business day, Bank, at its discretion, may either return all items received from the time of deficiency or extend the overdraft. The return of checks by Bank constitutes termination of this Service, and all items subsequently presented may, at Bank's sole discretion, be returned. Borrower warrants that individuals who are authorized to sign Borrower's checks are also authorized to create overdrafts, should Bank exercise its discretion by allowing such overdrafts. Overdraft charges will be billed on a monthly basis in accordance with Bank's regular fee schedule.

5. Borrower may provide Bank with additional instructions from time to time regarding the operation of the Services, including the choice of investments, enumeration of accounts, disposition of date and other matters involving the Services. All of the provisions of the Bank's deposit Agreement and Disclosures for Non-Personal Accounts are incorporated herein by reference as fully as if set forth verbatim.



                           EXHIBIT 2.A.2

                         ACQUISITION NOTE
                         ----------------



















[Optional]
                              EXHIBIT 3.1

                        PERFECTION CERTIFICATE
                        ----------------------


     We, ____________________, the chief executive officer, and ______________, the chief financial officer of [BRADLEY PHARMACEUTICALS, INC.][DOAK DERMATOLOGICS, INC.], A [Delaware][New York] corporation (the "Company"), hereby certify with reference to the Loan and Security Agreement dated October among the Company, a related party, and [WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association], (the "BANK") (terms defined therein being used herein as therein defined), to [BANK] as follows:

I.   Names.

     A. The exact corporate name of the Company as it appears in its certificate of incorporation is as follows:



     B. Set forth below is each other corporate name the Company has had since its organization, together with the date of the relevant change:



     C. The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years:



     D. Except as set forth in Schedule 1 to this Certificate, the Company has not changed its identity or corporate structure or the jurisdiction of its organization in any way within the past five years.

     E. Borrower is organized under the laws of _______________.


II.   Current Locations.

     A.	The chief executive office of the Company is located at the following address:

        Street Address                 County              State
        --------------                 ------              -----



     B. The following are all the places of business of the Company not identified above:

        Street Address                County               State
        --------------                ------               -----



     C. The following are all the locations where the Company maintains any books or records relating to any Accounts:

        Street Address               County               State
        --------------               ------               -----



     D. The following are all the locations not identified above where the Company maintains any Inventory, Equipment, Instruments, documents of title, warehouse receipts or other tangible Collateral:

                                             Collateral      Does Collateral
        Street Address    County  State     Description     Include Fixtures?
        --------------    ------  -----     ------------    -----------------



     E.	The following are the names and addresses of all Persons other than the
        Company which have possession of any of the Company's Inventory, Equipment, Instruments, documents of title, warehouse receipts or other tangible Collateral:

                                                              Collateral
        Name      Street Address      County    State         Description
        ----      --------------      ------    -----         -----------



     F.	The following are all locations where the Company maintains any of the following:

        1. wellheads or mineheads with respect to which the Company has an interest in unextracted minerals or the like (including oil and gas);

        2. timber to be cut; or

        3. equipment used in farming operations, farm products, grain or crops growing or to be growing.

                                                           Collateral
           Name          Street Address   County   State   Description
           ----          --------------   ------   -----   -----------



     G. The following are the names and jurisdictions of incorporation of each company with respect to which the Company holds uncertificated securities:



     H. The following are all items of Collateral with respect to which a certificate of title has been issued by any jurisdiction or with respect to which the Company has or intends to file an application for title. Attached hereto as Schedule 2(H) are all certificates of title, applications for title or similar evidence of ownership of such Collateral.




III.   Prior Locations.

       A. Set forth below is the information required by subparagraphs A., B. and C. of paragraph II with respect to each location or place of business maintained by the Company at any time during the past five years:



       B. Set forth below is the information required by subparagraphs D., E. and F. of paragraph II with respect to each location or bailee where or with whom Collateral has been lodged at any time during the past four months:



IV.   Unusual Transactions.  Except as set forth in Schedule 1 to this
      --------------------
      Certificate, all Accounts have been originated by the Company and all Inventory and Equipment has been acquired by the Company in the ordinary course of its business from a dealer in goods of that type.

V.    Existing Liens.  As of the date hereof, there are no (i) UCC financing
      --------------
      statements naming the Company as debtor or seller and covering any of the Collateral, (ii) notices of the filing of any federal tax lien (filed pursuant to section 6323 of the Code) or any lien of the PBGC (filed pursuant to Section 4068 of ERISA) covering any of the Collateral or
      (iii) judgment liens filed against the Company, except as set forth in
      Exhibit 1.1D to the Revolving Credit and Security Agreement (the "Agreement").

VI.   Patents, Trademarks and Copyrights.  All Patents, Trademarks and
      ----------------------------------
      Copyrights owned by the Company as of the date hereof and all Patent Licenses, Trademark Licenses and Copyright Licenses to which the Company is a party, as licensor or licensee, as of the date hereof are listed on
      Schedule 6 hereto.

VII. Material Contracts. The contracts and agreements specified in Schedule 7 hereto are identified as ["Assigned Agreements"] under the Agreement:



     IN WITNESS WHEREOF, we have hereunto set our hands this _________ day of ________________________________________, 200__.


                                         __________________________   Title

                                         __________________________   Title


















                                                          SCHEDULE 1
                                                          To
                                                          Perfection Certificate
                                                          ----------------------


             CHANGES OF NAME, IDENTITY OR CORPORATE STRUCTURE;
             ------------------------------------------------

                           UNUSUAL TRANSACTIONS
                           --------------------























                                                       SCHEDULE 2(H)
                                                       To
                                                       Perfection Certificate
                                                       ----------------------


                             CERTIFICATES OF TITLE
                             ---------------------



















                                                      SCHEDULE 6
                                                      To
                                                      Perfection Certificate
                                                      ----------------------


                 LIST OF PATENTS, TRADEMARKS AND COPYRIGHTS
                 ------------------------------------------


                               U.S. PATENTS
                               ------------

   Number             Date                Issue Title           Patent Holder
   ------             ----                -----------           -------------
[          ]         [     ]           [               ]     [               ]



                              PATENT LICENSES
                              ---------------

   Licensor          Licensee           Patent Number              Date
   --------          --------           -------------              ----
[            ]    [            ]        [             ]         [        ]



                         TRADEMARK REGISTRATIONS
                         -----------------------

   Trademark                     Number                 Registration Date
   ---------                     ------                 -----------------
[            ]               [           ]              [                  ]





                         TRADEMARK APPLICATIONS
                         ----------------------

   Trademark                     Number                 Registration Date
   ---------                     ------                 -----------------
[              ]             [           ]             [                  ]



                           TRADEMARK LICENSES
                           ------------------
[              ]             [           ]             [                  ]


                               COPYRIGHTS
                               ----------
[              ]             [           ]             [                  ]


                            COPYRIGHT LICENSES
                            ------------------
[              ]             [           ]             [                  ]









                                                          SCHEDULE 7
                                                          To
                                                          Perfection Certificate
                                                          ----------------------


                                ASSIGNED AGREEMENTS
                                -------------------



















                             EXHIBIT 4.3

                       CONTINGENT LIABILITIES


















                                EXHIBIT 4.4

                                LITIGATION




















                                  EXHIBIT 4.9

                             OFFICES OF BORROWER


















                                EXHIBIT 4.13

                               JUDGMENT LIENS

















                                EXHIBIT 4.14

                            LIST OF SUBSIDIARIES

















                                 EXHIBIT 4.15

                          ENVIRONMENTAL DISCLOSURES

     1. Customary cleaning supplies and products used by the Borrower to clean and maintain the properties it utilizes in its business, all in accordance with applicable law.

















                              EXHIBIT 4.18

                     NAMES; MERGERS; ACQUISITIONS


















                              EXHIBIT 6.4


                       LOANS AND OTHER INVESTMENTS